LivePerson Announces Third Quarter 2024 Financial Results

-- Total Revenue of $74.2M, above the high-end of our guidance range --

-- Adjusted EBITDA above the high-end of our guidance range --

NEW YORK, November 7, 2024 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson”, the “Company”, “we” or “us”), the enterprise leader in digital customer conversations, today announced financial results for the third quarter ended September 30, 2024.

Third Quarter Highlights

Total revenue was $74.2 million for the third quarter of 2024, a decrease of 26.7% as compared to the same period last year driven by customer cancellations and downsells.

LivePerson signed 44 deals in total for the third quarter, consisting of 35 existing and 9 new customers, including 2 seven-figure deals. Trailing-twelve-months average revenue per enterprise and mid-market customer (ARPC) increased 5.9% for the third quarter to $630,000, up from approximately $595,000 for the comparable prior-year period. ARPC is calculated using only B2B Core recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

“Today’s results highlight our third consecutive quarter of strong execution against our guidance, our second consecutive quarter of sequential improvement in bookings, and continued progress across all areas of our business. In the third quarter, we launched our unified omnichannel solution that has already translated into bookings within our Avaya partnership and generated a strong pipeline with Fortune 500 companies. We are also seeing meaningful returns from Generative AI adoption and solid momentum in our new pricing and packaging model with larger deals and shorter sales cycles,” said CEO John Sabino. “The strategic changes we have made to better serve customers combined with our enhanced product capabilities have elevated LivePerson from a trusted digital partner to a strategic partner across all channels. We are still in the early stages of our turnaround, but I am confident that our customer-centric approach and ongoing commitment to innovation uniquely position LivePerson to be the preferred partner for enterprise digital transformation.”

“We have restructured our business to focus on its core product and customers, and we continue to rationalize costs to generate positive free cash flow, despite expected near-term revenue decline,” said CFO and COO John Collins. “At the same time, sequential growth in bookings each quarter this year, including tracking to double-digits this quarter and next, implies both continued demand for our product and that we now have a sales motion to consistently address that demand.”

Customer Expansion

During the third quarter, the Company signed 44 total deals for the quarter, including 2 seven-figure deals, 35 expansion & renewals and 9 new logo deals. Expansions & renewals included:
•Two of the largest health insurance providers in the world; and
•A large Australian financial services company.
New logos included:
•A leading fast casual restaurant company; and
•A large U.S.-based insurance company.

Net Loss and Adjusted Operating Income (Loss)

Net loss for the third quarter of 2024 was $28.3 million or $0.32 per share, as compared to a net loss of $53.3 million or $0.68 per share for the third quarter of 2023. Adjusted operating income (loss), a non-GAAP financial measure, for the third quarter of 2024 was income of less than $0.1 million, as compared to income of $2.8 million for the third quarter of 2023. Adjusted operating income (loss) excludes other litigation, consulting and other employee costs, amortization of purchased intangibles and finance leases, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, change in fair value of warrants, leadership transition costs, working capital adjustment related to the Kasamba divestiture, contingent earn-out adjustments, acquisition and divestiture costs, stock-based compensation expense, IT transformation costs, interest expense (income), net, loss (gain) on divestiture, gain on debt extinguishment, and other (income) expense, net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, for the third quarter of 2024 was $7.3 million as compared to adjusted EBITDA of $10.6 million for the third quarter of 2023. Adjusted EBITDA excludes other litigation, consulting and other employee costs, depreciation, amortization of purchased intangibles and finance leases, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, change in fair value of warrants, leadership transition costs, working capital adjustment related to the Kasamba divestiture, contingent earn-out adjustments, acquisition and divestiture costs, stock-based compensation expense, provision for income taxes, IT transformation costs, interest expense (income), net, loss (gain) on divestiture, gain on debt extinguishment, and other (income) expense, net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $142.1 million at September 30, 2024, as compared to $210.8 million as of December 31, 2023.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including other litigation, consulting and other employee costs, depreciation, amortization of purchased intangibles and finance leases, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, change in fair value of warrants, leadership transition costs, working capital adjustment related to the Kasamba divestiture, contingent earn-out adjustments, acquisition and divestiture costs, stock-based compensation expense, provision for income taxes, IT transformation costs, interest expense (income), net, loss (gain) on divestiture, gain on debt extinguishment, and other (income) expense, net, which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

For the fourth quarter of 2024, we expect total revenue to range from $65.7M - $70.7M or (31)% to (26)% year over year. We expect B2B Core recurring revenue to represent 93% of total revenue. For the fourth quarter of 2024, we expect adjusted EBITDA to range from $2.1M to $7.1M, or a margin of 3.2% to 10.0%.

For the full year 2024, we now expect total revenue to range from $305M - $310M or (23)% to (21)% year over year (excluding $7.2M of Kasamba revenue generated in Q1 2023). In addition, we expect B2B Core recurring revenue to represent 92% of total revenue. For the full year 2024, we expect adjusted EBITDA to range from $18M to $23M, or a margin of 5.9% to 7.4%.

For the tables below, year-over-year growth rates are on a like-for-like basis (excluding Kasamba contribution from 2023).

Fourth Quarter 2024

Guidance
Revenue (in millions)	$65.7 - $70.7
Revenue growth (year-over-year)	(31)% - (26)%
Adjusted EBITDA (in millions)	$2.1 - $7.1
Adjusted EBITDA margin (%)	3.2% - 10.0%

Full Year 2024

Guidance
Revenue (in millions)	$305 - $310
Revenue growth (year-over-year)	(23)% - (21)%
Adjusted EBITDA (in millions)	$18 - $23
Adjusted EBITDA margin (%)	5.9% - 7.4%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Revenue:
Hosted services (1)	$62,655	$85,747	$201,466	$254,371
Professional services	11,589	15,585	37,802	52,144
Total revenue	$74,244	$101,332	$239,268	$306,515

(1)On March 20, 2023, the Company completed the sale of Kasamba and therefore ceased recognizing revenue related to Kasamba effective on the transaction close date. Further, this sale eliminated the entire Consumer segment, as a result of which revenue is presented within a single consolidated segment. Hosted services includes $7.2 million of revenue related to Kasamba for the nine months ended September 30, 2023.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Cost of revenue	$251	$76	$882	$879
Sales and marketing	2,182	2,726	6,491	7,429
General and administrative	1,725	5,180	5,841	(6,070)
Product development	1,217	3,314	5,619	2,242
Total	$5,375	$11,296	$18,833	$4,480

Amortization of Purchased Intangibles and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles and finance leases, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Cost of revenue	$2,863	$4,586	$9,197	$13,725
Amortization of purchased intangibles	823	894	2,388	2,644
Total	$3,686	$5,480	$11,585	$16,369

Supplemental Third Quarter 2024 Presentation
LivePerson will post a presentation providing supplemental information for the third quarter 2024 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its third quarter of 2024 financial results during a teleconference today, November 7, 2024, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13748564.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call until November 21, 2024. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13748564.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is the enterprise leader in digital-first customer conversations. The world’s leading brands — including HSBC, Chipotle, and Virgin Media — use our award-winning Conversational Cloud platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing a uniquely rich data set and AI-powered solutions to accelerate contact center transformation, supercharge agent productivity, and deliver more personalized customer experiences. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our AI, please visit liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release and on our earnings call are “non-GAAP financial measures”: (i) adjusted EBITDA, or net loss before other litigation, consulting and other employee costs, depreciation, amortization of purchased intangibles and finance leases, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, change in fair value of warrants, leadership transition costs, working capital adjustment related to the Kasamba divestiture, contingent earn-out adjustments, acquisition and divestiture costs, stock-based compensation expense, provision for income taxes, IT transformation costs, interest expense (income), net, loss (gain) on divestiture, gain on debt extinguishment, and other (income) expense, net; (ii) adjusted EBITDA margin, or net loss before other litigation, consulting and other employee costs, depreciation, amortization of purchased intangibles and finance leases, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, change in fair value of warrants, leadership transition costs, working capital adjustment related to the Kasamba divestiture, contingent earn-out adjustments, acquisition and divestiture costs, stock-based compensation expense, provision for income taxes, IT transformation costs, interest expense (income), net, loss (gain) on divestiture, gain on debt extinguishment, and other (income) expense, net, divided by revenue; (iii) adjusted operating income (loss), or net loss before other litigation, consulting and other employee costs, amortization of purchased intangibles and finance leases, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, change in fair value of warrants, leadership transition costs, working capital adjustment related to the Kasamba divestiture, contingent earn-out adjustments, acquisition and divestiture costs, stock-based compensation expense, IT transformation costs, interest expense (income), net, loss (gain) on divestiture, gain on debt extinguishment, and other (income) expense, net, and (iv) free cash flow, or net cash used in operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements

Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, changes to our capital structure, our ability to execute on our transformation strategy, the effects of our cost-reduction efforts and the impact of our new hires, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With respect to our financial guidance, we note that it is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: strain on our personnel resources and infrastructure from supporting our customer base; our ability to retain existing customers and cause them to purchase additional services and to attract new customers; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to successfully integrate acquisitions; our ability to refinance our substantial indebtedness before it becomes due or to secure necessary additional financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings or by our vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange; and other factors described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 4, 2024 (as amended on April 29, 2024) and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 7, 2024. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30		September 30

	2024	2023	2024	2023
Revenue	$74,244	$101,332	$239,268	$306,515

Costs, expenses and other:
Cost of revenue	24,547	29,021	75,222	103,005
Sales and marketing	22,845	32,118	79,448	93,312
General and administrative	17,697	30,448	63,897	70,065
Product development	22,922	35,575	77,885	94,933
Impairment of goodwill	—	11,895	3,627	11,895
Impairment of intangibles and other assets	—	2,959	10,568	2,959
Restructuring costs	1,448	2,097	7,876	15,999
Loss (gain) on divestiture	—	—	558	(17,591)
Amortization of purchased intangible assets	823	894	2,388	2,644
Total costs, expenses and other	90,282	145,007	321,469	377,221

Loss from operations	(16,038)	(43,675)	(82,201)	(70,706)

Other (expense) income, net:
Interest (expense) income, net	(4,147)	1,068	(3,652)	3,005
Gain on debt extinguishment	—	—	73,083	7,200
Other (expense) income, net	(7,615)	(10,164)	(7,246)	2,191
Total other (expense) income, net	(11,762)	(9,096)	62,185	12,396

Loss before provision for income taxes	(27,800)	(52,771)	(20,016)	(58,310)

Provision for income taxes	509	541	2,129	1,600

Net loss	$(28,309)	$(53,312)	$(22,145)	$(59,910)

Net loss per share of common stock - basic and diluted	$(0.32)	$(0.68)	$(0.25)	$(0.78)

Weighted-average shares used to compute net loss per share - basic and diluted	89,515,111	78,005,210	88,773,677	76,902,316

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Nine Months Ended
	September 30
	2024	2023
OPERATING ACTIVITIES:
Net loss	$(22,145)	$(59,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	18,833	4,480
Depreciation	23,165	24,852
Reduction of operating lease right-of-use assets	4,130	—
Amortization of purchased intangible assets and finance leases	11,585	16,369
Amortization of debt issuance costs and debt discount	3,079	3,384
Impairment of goodwill	3,627	11,895
Impairment of intangibles and other assets	10,568	2,959
Change in fair value of warrants	7,790	—
Change in fair value of contingent consideration	—	5,442
Gain on debt extinguishment	(73,083)	(7,200)
Allowance for credit losses	9,642	2,653
Loss (gain) on divestiture	558	(17,591)
Deferred income taxes	408	741
Equity loss in joint venture	—	2,264
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	22,213	(16,390)
Prepaid expenses and other current assets	5,933	(18,028)
Contract acquisition costs	1,535	6,189
Other assets	268	1,390
Accounts payable	4,367	(13,420)
Accrued expenses and other current liabilities	(34,354)	21,225
Deferred revenue	(6,112)	12,691
Operating lease liabilities	(4,779)	(500)
Other liabilities	757	(7,797)
Net cash used in operating activities	(12,015)	(24,302)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(21,504)	(22,437)
Purchases of intangible assets	(2,001)	(3,245)
Proceeds from divestiture	—	13,819
Net cash used in investing activities	(23,505)	(11,863)
FINANCING ACTIVITIES:
Principal payments for financing leases	(381)	(2,468)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	270	1,622
Proceeds from issuance of senior notes	50,000	—
Payment of debt issuance costs	(7,359)	—
Payments on repurchase of 2024 convertible senior notes	(72,491)	(149,702)
Payments on repurchase of 2026 convertible senior notes	(4,901)	—
Net cash used in financing activities	(34,862)	(150,548)
Effect of foreign exchange rate changes on cash and cash equivalents	(439)	(1,164)
Net decrease in cash, cash equivalents, and restricted cash	(70,821)	(187,877)
Cash, cash equivalents, and restricted cash - beginning of year	212,925	392,198
Plus: cash classified within current assets held for sale - beginning of year	—	10,011
Cash, cash equivalents, and restricted cash - end of period	$142,104	$214,332

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(28,309)	$(53,312)	$(22,145)	$(59,910)
Add/(less):
Other litigation, consulting and other employee costs (1)	5,253	8,514	14,947	26,713
Depreciation	7,226	7,764	23,165	24,852
Amortization of purchased intangibles and finance leases	3,686	5,480	11,585	16,369
Restructuring costs (2)	1,448	2,097	7,876	15,999
Impairment of goodwill	—	11,895	3,627	11,895
Impairment of intangibles and other assets	—	2,959	10,568	2,959
Change in fair value of warrants	7,790	—	7,790	—
Leadership transition costs	122	6,966	3,193	6,966
Working capital adjustment - Kasamba divestiture	—	—	1,776	—
Contingent earn-out adjustments	—	7,227	—	5,441
Acquisition and divestiture costs	—	126	920	3,035
Stock-based compensation expense (3)	5,375	8,475	18,833	1,662
Provision for income taxes	509	541	2,129	1,600
IT transformation costs (4)	185	—	1,095	—
Interest expense (income), net	4,147	(1,068)	3,652	(3,005)
Loss (gain) on divestiture	—	—	558	(17,591)
Gain on debt extinguishment	—	—	(73,083)	(7,200)
Other (income) expense, net (5)	(175)	2,938	(544)	(7,632)
Adjusted EBITDA	$7,257	$10,602	$15,942	$22,153

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes	$(27,800)	$(52,771)	$(20,016)	$(58,310)
Add/(less):
Other litigation, consulting and other employee costs (1)	5,253	8,514	14,947	26,713
Amortization of purchased intangibles and finance leases	3,686	5,480	11,585	16,369
Restructuring costs (2)	1,448	2,097	7,876	15,999
Impairment of goodwill	—	11,895	3,627	11,895
Impairment of intangibles and other assets	—	2,959	10,568	2,959
Change in fair value of warrants	7,790	—	7,790	—
Leadership transition costs	122	6,966	3,193	6,966
Working capital adjustment - Kasamba divestiture	—	—	1,776	—
Contingent earn-out adjustments	—	7,227	—	5,441
Acquisition and divestiture costs	—	126	920	3,035
Stock-based compensation expense (3)	5,375	8,475	18,833	1,662
IT transformation costs (4)	185	—	1,095	—
Interest expense (income), net	4,147	(1,068)	3,652	(3,005)
Loss (gain) on divestiture	—	—	558	(17,591)
Gain on debt extinguishment	—	—	(73,083)	(7,200)
Other (income) expense, net (5)	(175)	2,938	(544)	(7,632)
Adjusted operating income (loss)	$31	$2,838	$(7,223)	$(2,699)

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited
——————————————
(1)Includes litigation costs of $4.5 million, consulting costs of $0.4 million, and $0.3 million accrued expenses and fees for the three months ended September 30, 2024. Includes litigation costs of $13.0 million, consulting costs of $1.5 million, and $0.4 million accrued expenses and fees for the nine months ended September 30, 2024. Includes litigation costs of $8.4 million, consulting costs of $0.5 million and accrued expenses and fees of $0.2 million, offset by sales tax liability reversals $0.6 million for the three months ended September 30, 2023. Includes litigation costs of $23.6 million, accrued expenses and fees of $2.3 million and consulting costs of $0.9 million, offset by sales tax liability reversals of $0.1 million for the nine months ended September 30, 2023.
(2)Includes severance and other compensation related costs of $1.4 million for the three months ended September 30, 2024. Includes reversal of IT contract termination costs of $0.6 million and severance and other compensation related costs of $8.4 million for the nine months ended September 30, 2024. Includes severance costs and other compensation related costs of $2.1 million and $16.0 million for the three months and nine months ended September 30, 2023, respectively.
(3)Excludes $2.8 million of accelerated stock-based compensation recorded during the three and nine months ended September 30, 2023 in connection with the CEO departure, as these costs are presented in leadership transition costs.
(4)Represents IT infrastructure realignment costs related to consolidating and migrating data centers to the cloud for the three and nine months ended September 30, 2024.
(5)Includes losses related to the Company’s equity method investment during the three months ended September 30, 2023. Includes $10.0 million of other income related to a litigation settlement, and losses related to the Company’s equity method investment during the nine months ended September 30, 2023. The remaining amount of other income (expense), net fluctuation is attributable to currency rate fluctuations for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
	(In thousands)
Calculation of Free Cash Flow:
Net cash provided by (used in) operating activities	$4,817	$6,247	$(12,015)	$(24,302)
Purchases of property and equipment, including capitalized software	(5,047)	(5,440)	(21,504)	(22,437)
Total free cash flow	$(230)	$807	$(33,519)	$(46,739)

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$142,104	$210,782
Restricted cash	—	2,143
Accounts receivable, net of allowance for credit losses	49,947	81,802
Prepaid expenses and other current assets	21,208	26,981
Total current assets	213,259	321,708
Operating lease right-of-use assets	98	4,135
Property and equipment, net	105,120	119,325
Contract acquisition costs, net	35,819	37,354
Intangible assets, net	49,900	61,625
Goodwill	282,331	285,631
Deferred tax assets	4,550	4,527
Other assets	949	1,208
Total assets	$692,026	$835,513

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,680	$13,555
Accrued expenses and other current liabilities	75,102	97,024
Deferred revenue	75,606	81,858
Convertible senior notes	—	72,393
Operating lease liabilities	141	2,719
Total current liabilities	168,529	267,549
Convertible senior notes, net of current portion	470,304	511,565
Operating lease liabilities, net of current portion	—	2,173
Deferred tax liabilities	3,389	2,930
Other liabilities	3,898	3,158
Total liabilities	646,120	787,375
Commitments and contingencies
Total stockholders’ equity	45,906	48,138
Total liabilities and stockholders’ equity	$692,026	$835,513

Investor Relations contact
ir-lp@liveperson.com